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                                                                    EXHIBIT 23.4

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




All Communications Corporation
Hillside, New Jersey


We hereby consent to the inclusion in the joint proxy statement/prospectus constituting a part of this registration statement of our report dated January 21, 1997, relating to the consolidated financial statements of All Communications Corporation for the year ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.



/s/ Schneider Ehrlich & Associates LLP

SCHNEIDER EHRLICH & ASSOCIATES LLP
Jericho, New York
January 20, 2000